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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          BIRMINGHAM STEEL CORPORATION
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                (Name of Registrant as Specified In Its Charter)

                      THE UNITED COMPANY SHAREHOLDER GROUP
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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  UNITED COMPANY SHAREHOLDER GROUP RECEIVES RECOMMENDATION FROM PROXY MONITOR

     Bristol, Virginia, November 19, 1999 [NYSE: BIR] - The United Company Shareholder Group, a group of shareholders seeking to replace the current board and management of Birmingham Steel Corporation, today announced that Proxy Monitor, a leading provider of proxy research and vote recommendations for institutional investors has recommended that shareholders of Birmingham Steel Corporation vote their shares in the pending proxy fight in favor of the slate of directors nominated by the United Group.

     Proxy Monitor stated that "Birmingham seems adrift under the leadership of Mr. Garvey ... [W]e believe a change in command offers shareholders a greater prospect for upside potential. Mr. Garvey has had ample time to turn the Company around - it now seems appropriate to give another seasoned industry veteran an opportunity to do so." Proxy Monitor recommends that shareholders vote in favor of the United Group's consent action to "allow United to take control prior to the date of the annual meeting". John Correnti, the United Group's nominee for Chairman and CEO of Birmingham Steel stated that "we appreciate the endorsement of Proxy Monitor. Proxy Monitor's recommendation confirms our position that it is time for a leadership change at Birmingham Steel."

     Proxy Monitor is one of the leading providers of proxy research and vote recommendations for institutional investors. Its research encompasses over fifteen thousand companies in the United States and abroad.

     Birmingham Steel announced today that Institutional Shareholder Services
(ISS), another proxy voting advisory firm, recommended that stockholders re-elect the Company's nominees for the Board of Directors. John Correnti stated that "ISS has apparently completely misunderstood the position of the United Company Shareholder Group with respect to our intentions regarding Birmingham Steel. ISS mistakenly believes that it is our intent to retain the money losing SBQ business of Birmingham Steel at all costs indefinitely. It is our intention to fix the problems with the SBQ Division, and then we will make a determination whether it is in the best interest of Birmingham Steel and its shareholders to sell or retain those assets. This proxy fight is not about the SBQ Division. It is about leadership and management skills. Mr. Garvey has been running this business for over four years with terrible results but continues to blame all of Birmingham Steel's trouble on prior management. As Proxy Monitor stated, 'Mr. Garvey has had ample time to turn the Company around'. We agree."

     Mr. Correnti also said: "We believe that the vast majority of shareholders of Birmingham Steel who have suffered through over four years of Mr. Garvey's tenure as CEO will agree with Proxy Monitor that it is time for a change and that the Proxy Monitor recommendation will allow the United Group to reach its goal of obtaining consent proxies from a majority of the shareholders of Birmingham Steel in order to replace the current directors with the United Group's nominees."

     Note: Permission to quote from the Proxy Monitor report has been neither sought nor granted.

     For additional information contact Declan Denehan, ChaseMellon, (800) 636-8927.